AMENDMENT TO TRANSACTION DOCUMENTS

THIS AMENDMENT (“Amendment”), is entered into on May 23, 2017 (“Effective Date”), by and between FIRST HARVEST CORP., a Nevada corporation (“Borrower”), and EMA FINANCIAL, LLC, a Delaware limited liability company (“Holder”) or its registered assigns or successor in interest. The Borrower and Holder each referred to herein as a “Party” or collectively as the “Parties”.

Recitals

A.	WHEREAS, for value received, Borrower issued to Holder that certain 12% Convertible Note issued by Borrower to Holder on or about April 10, 2017, in the original principal amount of $175,000.00 (the “Note”), pursuant to that Securities Purchase Agreement dated as of such date by and between Borrower and Holder (the “SPA”);

B.	WHEREAS, Borrower and Holder desire to amend the Note and SPA, and each have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, upon the foregoing recitals, which are incorporated herein by reference, and for and in consideration of the mutual covenants and conditions in this Amendment and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Incorporation of Recitals; Defined Terms. The recitals set forth above are hereby incorporated by reference to this Amendment. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Note or SPA as applicable.

2.	Amendment to the Note. As of the Effective Date the Parties hereby amend the Note as set forth below:

(a)	The first sentence of Section 1.1 is hereby removed and replaced in its entirety with the following sentence:

Conversion Right. The Holder shall have the right, in its sole and absolute discretion, and at any time following the earlier of (i) the date that that the Borrower’s next registration statement (the “Registration Statement”) is declared effective by the SEC (for the avoidance of doubt, Registration Statement shall mean the first registration statement of the Company that is declared effective by the SEC after the Issue Date) and (ii) 180 days after the Issue Date, to convert all or any part of the outstanding amount due under this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.

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(b)	The first sentence of Section 1.2(a) is hereby removed and replaced in its entirety with the following sentence:

“ Calculation of Conversion Price: The conversion price hereunder (the “Conversion Price”) shall equal the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 50% of either the lowest sale price for the Common Stock on the Principal Market during the twenty-five (25) consecutive Trading Days immediately preceding the Conversion Date or the closing bid price, whichever is lower, provided if the Registration Statement is not filed within fifteen (15) days of Closing, or if within ninety (90) days of Closing, the Registration Statement registering the shares of Common Stock of this Note is not effective in accordance with Section 4(n) of the Purchase Agreement then the conversion price hereunder (“Default Conversion Price”) shall while this Note remains outstanding equal the lower of: (i) the closing sale price of Common Stock on the Principal Market on the Trading Day immediately preceding the Closing Date, and (ii) 40% of either the lowest sale price for the Common Stock on the Principal Market during the twenty five (25) consecutive Trading Days immediately preceding the Conversion Date or the closing bid price, whichever is lower, and provided, however, if the Company’s share price at any time loses the bid (ex: 0.0001 on the ask with zero market makers on the bid on level 2), then the Conversion Price may, in the Holder’s sole and absolute discretion, be reduced to a fixed conversion price of 0.00001 (if lower than the conversion price otherwise), and provided, that if on the date of delivery of the Conversion Shares to the Holder, or any date thereafter while Conversion Shares are held by the Holder, the closing bid price per share of Common Stock on the Principal Market on the Trading Day on which the Common Shares are traded is less than the sale price per share of Common Stock on the Principal Market on the Trading Day used to calculate the Conversion Price hereunder, then such Conversion Price shall be automatically reduced such that the Conversion Price shall be recalculated using the new low closing bid price (“Adjusted Conversion Price”) and shall replace the Conversion Price above, and Holder shall be issued a number of additional shares such that the aggregate number of shares Holder receives is based upon the Adjusted Conversion Price, and provided, further, that the Conversion Price shall be subject to Section 1.2(b) below.

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3.	Amendment to the SPA: As of the Effective Date the Parties hereby amend the SPA as set forth below:

(a)	Section 4(n): is hereby removed and replaced in its entirety with the following:

The Borrower shall on the date, which is no later than fifteen (15) days following the Closing (“Filing Deadline”) file the registration statement with the SEC, which shall include all shares issuable upon conversion of the Note, or in the event that within ninety (90) days of Closing, the Registration Statement registering the shares of Common Stock of this Note is not effective then as liquidated damages and not a penalty, the conversion price of this Note shall while this Note remains outstanding equal the Default Conversion Price as defined in Section 1.2(a) of the Note.

3. Except as specifically amended hereby, the Note and SPA shall continue in full force and effect in accordance with its terms without amendment.

4. This Amendment shall be enforced, governed and interpreted in accordance with Section 4.6 of the Note.

5. The parties may deliver this Amendment by fax or email and may execute it in counterparts, each of which will be an original and both of which will constitute the same instrument. An electronically-stored copy or photocopy of the original, executed Amendment will be deemed an original.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

FIRST HARVEST CORP		EMA FINANCIAL, LLC

By:	/s/ Kevin Patrick Gillespie	By:
Name:	Kevin Patrick Gillespie	Name:	Jamie Beitler
Title:	CEO	Title:	Authorized Signatory

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